Exhibit 3.86

Filed this _____ day of
MAY 12 1989 , 19___,
Commonwealth of Pennsylvania
APPLICANT’S ACCOUNT NO.		Department of State
DSCB: 59-12 (Rev. 1-76)		/s/ James J. Haggerty

Filing Fee: $75	8936 120

LTD–46	Line for Numbering
Limited Partnership Certificate
1507794
COMMONWEALTH OF PENNSYLVANIA		Secretary of the Commonwealth
DEPARTMENT OF STATE
CORPORATION BUREAU
(Box for Certification)

In compliance with the requirements of 59 Pa.C.S. §512 (relating to formation), the undersigned, desiring to form a limited partnership, hereby certify that:

1. The name of the partnership is: ‘‘Project 114, a Limited Partnership’’.

2.     The character of the business of the partnership is: owning and holding legal title to certain real property located on Lot 114, Oaklands Business Parks, Inc., West Whiteland Township, Chester County, Pennsylvania and constructing an office and manufacturing building of approximately 104,000 square feet with on-site parking and doing any and all things necessary and incidental thereto including, without limitation, acquiring, owning, managing, mortgaging, leasing, exchanging, developing and selling the property.

3. The location of the principal place of business of the Partnership is: 600 West Lincoln Highway, Exton, Pennsylvania 19341.

4. The names and places of residence of the general partner:

NAMES	ADDRESS

Oaklands Business Parks, Inc.	600 W. Lincoln Highway
Exton, PA 19341

5. The names and places of residence of, and the amount contributed by each limited partner are set forth in Exhibit A which is annexed hereto and incorporated herein.

6. The term of the partnership shall continue until December 31, 2079.

7. No general or limited partner has agreed to make any additional contributions to the partnership.

8. No time has been agreed to when the contribution of each Limited Partner is to be returned.

9.  The share of profits or other compensation by way of income which each Limited Partner shall receive by reason of his contribution is a percentage of the Partnership’s profits and losses and of any distributions by the Partnership to the Partners, equal to the percentage indicated opposite his name on Exhibit A hereof.

10. No limited partner has the right to substitute an assignee as contributor in his place.

11 . No right is given to the Partners to admit additional limited partners.

12.  No Limited Partner has priority over any other Limited Partner as to contributions or as to compensation by way of income except as provided in Article VI C., a copy of which is attached hereto and marked Exhibit B.

13.  Upon the bankruptcy, expulsion, receivership or liquidation of the General Partner or upon an assignment for the benefit of creditors by the General Partner or upon the occurrence of any other legal incapacity, retirement or resignation of the General Partner, the remaining partners may continue the business of the partnership in accordance with the provision of Article X of the Partnership Agreement, a copy of which is attached hereto and marked Exhibit C.

14. No right is given to a Limited Partner to demand and receive property, other than cash, in return for his contribution.

     IN WITNESS WHEREOF, the undersigned partners have caused this Certificate to be signed this 5th, day of May, 1989.

GENERAL PARTNER:	OAKLANDS BUSINESS PARKS, INC.

BY: JAMES J. GORMAN

LIMITED PARTNERS:	/s/ JAMES J. GORMAN
JAMES J. GORMAN

/s/ CHRISTOPHER J. KNAUER
CHRISTOPHER J. KNAUER

EXHIBIT A TO CERTIFICATE OF
LIMITED PARTNERSHIP OF
PROJECT 114, A LIMITED PARTNERSHIP

		Percentage of
Name of Limited Partner		Profits, Losses
and Place of Residence	Case Contribution	and Distributions

Christopher J. Knauer	$10.00	49.5%
325 St. James Road
West Chester, PA 19380

James J. Gorman	$10.00	49.5%
45 Righters Mill Road
Narberth, PA 19072

EXHIBIT B

     XXX. Distributions of net proceeds upon any sale exchange or other disposition of the property of the Partnership or the net proceeds resulting from any refinancing of any mortgage on such property shall be allocated:

     (a) To reimburse the general partner or Christopher J. Knauer and/or James J. Gorman for any sums advanced pursuant to Article XV C. hereof or any other advances made by them for any partnership purposes plus interest thereon at the prime rate of Fidelity Bank from time to time outstanding plus two percent (2%) interest per annum from the date of each such advance.

     (b) To each of the Partners to return any capital contributions (other than contributions made pursuant to subparagraph (a) above) made by any such Partners, without interest.

     (c) The balance thereof to all of the Partners in proportion to their percentage interest in the Partnership set forth in Article VI, Section A hereof.

Article X
Disabling Event, Dissolution and Termination

A. Disabling Event. A disabling event shall be deemed to be the occurrence of any one of the following events:
1.	The bankruptcy, expulsion, receivership, or liquidation of a General Partner, or an assignment for the benefit of creditors by a General Partner; or

2.	The occurrence of any other legal incapacity with respect to a General Partner; or

3.	The retirement or resignation of a General Partner.

B. Effect of Disabling Event. Following a disabling event, the affairs of the Partnership shall not be wound up in the event there is a General Partner remaining, but the business shall be continued by the remaining General Partner and Limited Partners under the terms of this Agreement.

Should the Partnership be dissolved and all of the General Partners cease to serve, then a majority in Interest of the Limited Partners may elect to continue the business of the Partnership at any time within sixty (60) days following the date of the dissolution by designating a successor General Partner.

Should the Partnership be dissolved, but the business of the Partnership be continued, then the Certificate of Limited Partnership shall be amended and the reconstituted Limited Partnership shall succeed to all the Property of the Partnership and all the obligations secured thereby.

EXHIBIT C

Microfilm Number_________	Filed with the Department of State on JUN 30 1997

Entity Number 1507794	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned, limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: Project 114, a Limited Partnership

2.	The date of filing of the original Certificate of Limited Partnership is: May 12, 1989

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

Withdrawal of the General Partner, Oaklands Business Parks, Inc. – 1% Addition of General Partners:

	James J. Gorman	1/2% General Partner

	Christopher J. Knauer	1/2% General Partner

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: June 15, 1997 at 12:00 noon
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 17th day of June 1997.

Project 114, a Limited Partnership

(Name of Partnership)

BY:	/s/ JAMES J. GORMAN

JAMES J. GORMAN (Signature)

BY:	/s/ CHRISTOPHER J. KNAUER

CHRISTOPHER J. KNAUER

TITLE:	General Partners

Microfilm Number_________	Filed with the Department of State on AUG 26 1998

Entity Number 1507794	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend and restate its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: PROJECT 114, LIMITED PARTNERSHIP

2.	The date of filing of the original Certificate of Limited Partnership is: May 12, 1989, as amended on June 30, 1997.

3.	The amendment adopted by the limited partnership, set forth in full, is as follows:

	a.	The name of the partnership is hereby changed to 442 CREAMERY WAY ASSOCIATES, L.P.

	b.	Oaklands Business Parks. Inc. hereby withdraws as general partner of said limited partnership. PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P. is hereby substituted as general partner of the partnership.

	c.	The address of the general partner is amended as follows:

1160 W. Swedesford Road, Suite 140 Southpoint One Berwyn, Pennsylvania 19312

4.	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

5.	This restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 25th day of August, 1998.

442 CREAMERY WAY ASSOCIATES, L.P., a Pennsylvania limited partnership

WITHDRAWING GENERAL PARTNER:

Oaklands Business Parks, Inc., a Pennsylvania corporation

By:	/s/ James J. Gorman

Name:	James J. Gorman
Title:	Pres.

SUBSTITUTED GENERAL PARTNER:

Prentiss Properties Acquisition Partners, L.P., its sole general partner

By:	Prentiss Properties I, Inc., general partner

By:	/s/ Henry C. Gulbrandsen, Jr.

Henry C. Gulbrandsen, Jr., Vice President

Microfilm Number_________	Filed with the Department of State on APR 12 2001

Entity Number	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned, limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: 442 Creamery Way Associates, L.P.

2.	The date of filing of the original Certificate of Limited Partnership is: May 12 , 1989

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 6th day of April, 2001.

WITHDRAWING GENERAL PARTNER:		NEW GENERAL PARTNER:

442 Creamery Way Associates, L.P., a Pennsylvania limited partnership		Brandywine Operating Partnership, L.P., a Delaware Limited partnership
By: Prentiss Properties Acquisition Partners L.P., its sole general partner	By:	Brandywine Realty Trust, general partner
By: Prentiss Properties I, Inc., its general partner

BY: XXXXXX	BY:	XXXXXX

TITLE: Senior Vice President	TITLE:	President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP

442 CREAMERY WAY ASSOCIATES, L.P.

Article 2 and Article 3 of the Certiticaie of Limited Partnership of 442 Creamery Way Associates, L.P. are hereby amended in their entirety as follows:

2.	The address of this limited partnership’s registered office in this Commonwealth is:

14 Campus Boulevard, Suite 100, Newtown Square, PA 19073-3280

3.	The name and business address of the general partner of the partnership is:

Brandywine Operating Partnership, L.P. 14 Campus Boulevard, Suite 100, Newtown Square, PA 19073-3280

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa C.S.)

Entity Number UNREADABLE TEXT

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP		Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA
NORTH FRONT AND MARKET STREETS
P.O. BOX 1181
HARRISBURG, PA 17108-1181

City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX

[Signature to be supplied]	Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership Organization, hereby certifies that:

1.	The name of the limited partnership limited liability company is: 442 Creamery Way Associates, L.P.

2.	The date of filing of the original Certificate of limited Partnership Organization: 5-12-89

3.	Check and if appropriate complete one of the following:

The amendment adopted by the limited partnership limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on___________at__________ Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization

The restated Certificate of Limited Patnership/Organization supersedes the origiinal Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 4th day of June 2002 442 Creamery Way Associates, L.P.

Name of Limited Partnership/Limited Liability Company

Signature

(See Exhibit B attached)

Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

442 CREAMERY WAY ASSOCIATES, L.P.

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

‘‘Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

‘‘Article 6. The name and business address of each general partner is: Brandywine Operating Partnership, L.P., 401 Plymouth Road, Suite 500. Plymouth Meeting, PA 19462, Montgomery County.’’

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

‘‘Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

of

442 CREAMERY WAY ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership General Partner

By:	Brandywine Realty Trust, a Maryland real estate trust

By:	/s/ Brad A. Molotsky
Brad A. Molotsky, Secretary